Retail Opportunity Investments Corp.                 TRADED: NASDAQ: ROIC
8905 Towne Centre Drive, Suite 108
San Diego, CA 92122

FOR IMMEDIATE RELEASE
Wednesday, April 26, 2017

Retail Opportunity Investments Corp. Reports
Strong 2017 First Quarter Results
San Diego, CA, April 26, 2017 - Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the three months ended March 31, 2017.
HIGHLIGHTS
▪$10.2 million of net income attributable to common stockholders ($0.09 per diluted share)
▪$34.3 million of Funds From Operations(1) ($0.28 per diluted share)
▪$268.4 million of shopping center acquisitions lined up year-to-date
▪$124.5 million of shopping centers acquired year-to-date (including $91.5mm in 1Q’17)
▪$143.9 million of shopping center acquisitions currently under contract
▪97.2% portfolio lease rate at March 31, 2017
▪24.0% increase in same-space comparative cash rents on new leases (9.1% on renewals)
▪2.0% increase in same-center cash net operating income (1Q’17 vs. 1Q’16)
▪$55.7mm of ROIC common equity to be issued in connection with acquisitions ($21.36 per share)
▪33.1% debt-to-total market capitalization ratio at March 31, 2017
▪4.0x interest coverage for 1Q’17
▪Quarterly cash dividend of $0.1875 per share declared
__________________________
(1) A reconciliation of GAAP net income to Funds From Operations (FFO) is provided at the end of this press release.
Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, “We are off to a strong and expeditious start to 2017. We continue to make the most of our long-standing relationships across the West Coast to secure excellent acquisition opportunities. To date, we have already lined up approximately $268 million of shopping center acquisitions. Additionally, demand for space across our portfolio continues to be strong. We again achieved a portfolio lease rate above 97% and posted solid rent growth, including a 24% increase in same-space base rent on new leases executed during the first quarter.” Tanz added, “With our performance thus far, we are squarely on track to meet our objectives for the year, including our previously stated guidance of achieving FFO between $1.10 and $1.14 per diluted share for 2017.”

FINANCIAL SUMMARY
For the three months ended March 31, 2017, GAAP net income attributable to common stockholders was $10.2 million, or $0.09 per diluted share, as compared to GAAP net income attributable to common stockholders of $8.0 million, or $0.08 per diluted share, for the three months ended March 31, 2016. FFO for the first quarter of 2017 was $34.3 million, or $0.28 per diluted share, as compared to $29.9 million in FFO, or $0.27 per diluted share for the first quarter of 2016. ROIC reports FFO as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

At March 31, 2017, ROIC had a total market capitalization of approximately $3.8 billion with approximately $1.3 billion of principal debt outstanding, equating to a 33.1% debt-to-total market capitalization ratio. ROIC’s debt outstanding was comprised of $70.5 million of mortgage debt and approximately $1.2 billion of unsecured debt, including $187.0 million outstanding on its unsecured credit facility at March 31, 2017. For the first quarter of 2017, ROIC’s interest coverage was 4.0 times and 94.7% of its portfolio was unencumbered (based on gross leasable area) at March 31, 2017.
ACQUISITION SUMMARY
Year-to-date in 2017, ROIC has lined up a total of $268.4 million in shopping center acquisitions. During the first quarter of 2017, ROIC acquired the following three shopping centers, in separate transactions, totaling $91.5 million.
PCC Natural Markets Plaza
In January 2017, ROIC acquired PCC Natural Markets Plaza for $8.6 million. The shopping center is approximately 34,000 square feet and is anchored by PCC Natural Markets. The property is located in Edmonds, Washington, within the Seattle metropolitan area, and is currently 100% leased.
The Terraces
In March 2017, ROIC acquired The Terraces for $54.1 million. The shopping center is approximately 173,000 square feet and is anchored by Trader Joe’s and Marshall’s. The property is located in Rancho Palos Verdes, California, within the Los Angeles metropolitan area, and is currently 89.1% leased.
Santa Rosa Southside Shopping Center
In March 2017, ROIC acquired Santa Rosa Southside Shopping Center for $28.8 million. The shopping center is approximately 86,000 square feet and is anchored by Cost Plus World Market and REI. The property is located in Santa Rosa, California and is currently 100% leased. ROIC funded the acquisition in part with the issuance of approximately $3.9 million of ROIC common equity, based on a value of $23.00 per share.
Subsequent to the first quarter, ROIC acquired the following grocery-anchored shopping center.
Division Center
In April 2017, ROIC acquired Division Center for $33.0 million. The shopping center is approximately 122,000 square feet and is anchored by Grocery Outlet Supermarket and Rite Aid Pharmacy. The property is located in Portland, Oregon and is currently 98.8% leased.
ROIC currently has a contract to acquire the following grocery-anchored shopping center.
Highland Hill Shopping Center
ROIC has a contract to acquire Highland Hill Shopping Center for $47.4 million. The shopping center is approximately 164,000 square feet and is anchored by Safeway Supermarket. The property is located in Tacoma, Washington, within the Seattle metropolitan area, and is currently 96.0% leased.

In addition, ROIC has agreed, subject to Board of Director approval and satisfactory completion of due diligence and other conditions, to acquire the following two-property portfolio for $96.5 million. ROIC expects to fund the acquisition in part with the issuance of approximately $51.8 million of ROIC common equity, based on a value of $21.25 per share.
Riverstone Marketplace
Riverstone Marketplace is approximately 108,000 square feet and is anchored by Kroger (QFC) Supermarket. The property is located in Vancouver, Washington, within the Portland metropolitan area and is currently 96.1% leased.
Fullerton Crossroads
Fullerton Crossroads is approximately 222,000 square feet and is anchored by Kroger (Ralph’s) Supermarket. The property is located in Fullerton, California, within Orange County and is currently 100% leased.
PROPERTY OPERATIONS SUMMARY
At March 31, 2017, ROIC’s portfolio was 97.2% leased. For the first quarter of 2017, same-center net operating income (NOI) was $38.4 million, as compared to $37.6 million in same-center NOI for the first quarter of 2016, representing a 2.0% increase. The first quarter same-center comparative NOI includes all of the properties owned by ROIC as of January 1, 2016, totaling 73 shopping centers. ROIC reports same-center comparative NOI on a cash basis. A reconciliation of GAAP operating income to same-center comparative NOI is provided at the end of this press release.
During the first quarter of 2017, ROIC executed 83 leases, totaling 193,091 square feet, achieving an 11.9% increase in same-space comparative base rent, including 27 new leases, totaling 64,076 square feet, achieving a 24.0% increase in same-space comparative base rent, and 56 renewed leases, totaling 129,015 square feet, achieving a 9.1% increase in base rent. ROIC reports same-space comparative base rent on a cash basis.
CASH DIVIDEND
On March 30, 2017, ROIC distributed an $0.1875 per share cash dividend. On April 25, 2017, ROIC’s board of directors declared a cash dividend of $0.1875 per share, payable on June 29, 2017 to stockholders of record on June 15, 2017.
CONFERENCE CALL
ROIC will conduct a conference call and audio webcast to discuss its results on Thursday, April 27, 2017 at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time. Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 87249391. A live webcast will also be available in listen-only mode at http://www.roireit.net/. The conference call will be recorded and available for replay beginning at 2:00 p.m. Eastern Time on April 27, 2017 and will be available until 11:59 p.m. Eastern Time on May 4, 2017. To access the conference call recording, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and use the Conference ID: 87249391. The conference call will also be archived on http://www.roireit.net/ for approximately 90 days.
ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.
Retail Opportunity Investments Corp. (NASDAQ: ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast.  As of March 31, 2017, ROIC owned 84 shopping centers encompassing approximately 9.7 million square feet.  ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast.  ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services and Standard & Poor's.  Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," “guidance” and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands, except share data)

	March 31, 2017 (unaudited)	December 31, 2016
ASSETS
Real Estate Investments:
Land	$787,765	$766,199
Building and improvements	1,996,526	1,920,819
	2,784,291	2,687,018
Less: accumulated depreciation	207,858	193,021
Real Estate Investments, net	2,576,433	2,493,997
Cash and cash equivalents	19,430	13,125
Restricted cash	163	125
Tenant and other receivables, net	35,946	35,820
Deposits	2,000	—
Acquired lease intangible assets, net	75,466	79,205
Prepaid expenses	2,480	3,317
Deferred charges, net	33,807	34,753
Other assets	2,812	2,627
Total assets	$2,748,537	$2,662,969

LIABILITIES AND EQUITY
Liabilities:
Term loan	$299,288	$299,191
Credit facility	184,936	95,654
Senior Notes Due 2026	199,731	199,727
Senior Notes Due 2024	245,486	245,354
Senior Notes Due 2023	245,211	245,051
Mortgage notes payable	70,968	71,303
Acquired lease intangible liabilities, net	148,986	154,958
Accounts payable and accrued expenses	26,941	18,294
Tenants’ security deposits	6,288	5,950
Other liabilities	13,076	11,922
Total liabilities	1,440,911	1,347,404

Commitments and contingencies

Equity:
Preferred stock, $.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized, 109,726,196 and 109,301,762 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	11	11
Additional paid-in capital	1,360,700	1,357,910
Accumulated dividends in excess of earnings	(176,414)	(165,951)
Accumulated other comprehensive loss	(3,013)	(3,729)
Total Retail Opportunity Investments Corp. stockholders’ equity	1,181,284	1,188,241
Non-controlling interests	126,342	127,324
Total equity	1,307,626	1,315,565
Total liabilities and equity	$2,748,537	$2,662,969

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Revenues
Base rents	$51,479	$43,848
Recoveries from tenants	13,668	11,860
Other income	753	386
Total revenues	65,900	56,094
Operating expenses
Property operating	9,300	7,498
Property taxes	7,068	5,655
Depreciation and amortization	23,058	20,933
General and administrative expenses	3,499	3,319
Acquisition transaction costs	—	136
Other expense	49	154
Total operating expenses	42,974	37,695

Operating income	22,926	18,399

Non-operating expenses
Interest expense and other finance expenses	(11,675)	(9,474)
Net income	11,251	8,925
Net income attributable to non-controlling interests	(1,081)	(898)
Net Income Attributable to Retail Opportunity Investments Corp.	$10,170	$8,027

Earnings per share - basic and diluted:	$0.09	$0.08

Dividends per common share	$0.1875	$0.1800

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2017	2016
Net income attributable to ROIC	$10,170	$8,027
Plus: Depreciation and amortization	23,058	20,933
Funds from operations – basic	33,228	28,960
Net income attributable to non-controlling interests	1,081	898
Funds from operations – diluted	$34,309	$29,858

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended March 31,
	2017	2016	$ Change	% Change
Number of shopping centers included in same-center analysis	73	73
Same-center occupancy	97.3%	97.2%		0.1%

Revenues:
Base rents	$39,854	$38,396	$1,458	3.8%
Percentage rent	105	165	(60)	(36.4)%
Recoveries from tenants	12,313	11,954	359	3.0%
Other property income	743	225	518	230.2%
Total Revenues	53,015	50,740	2,275	4.5%
Operating Expenses:
Property operating expenses	$8,142	$7,380	$762	10.3%
Bad debt expense	433	128	305	238.3%
Property taxes	6,050	5,604	446	8.0%
Total Operating Expenses	14,625	13,112	1,513	11.5%
Same-center cash net operating income	$38,390	$37,628	$762	2.0%

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2017	2016
GAAP operating income	$22,926	$18,399
Depreciation and amortization	23,058	20,933
General and administrative expenses	3,499	3,319
Acquisition transaction costs	—	136
Other expense	49	154
Property revenues and other expenses (1)	(6,854)	(4,934)
Total Company cash NOI	42,678	38,007
Non same-center cash NOI	(4,288)	(379)
Same-center cash NOI	$38,390	$37,628

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(1)
Includes straight-line rents, amortization of above and below-market lease intangibles, anchor lease termination fees, net of contractual amounts, and expense and recovery adjustments related to prior periods.

NON-GAAP DISCLOSURES
Funds from operations (“FFO”), is a widely recognized non-GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance. FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP. The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.
The Company uses cash net operating income (“NOI”) internally to evaluate and compare the operating performance of the Company’s properties. The Company believes cash NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company’s properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company’s ownership of properties. The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company’s properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP. The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company’s cash NOI may not be comparable to other REITs.

Contact:
Ashley Rubino, Investor Relations
858-255-4913
arubino@roireit.net